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                                   EXHIBIT 3.1
                       Form of Unsecured Convertible Note

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                           UNSECURED CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE UNSECURED CONVERTIBLE NOTES (THE "NOTES") LOAN AGREEMENT BETWEEN MERCANTILE FACTORING & CREDIT CORP. AND WORLDNET CONNECTIONS, INC, DATED JULY 30, 1999, AND MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") , OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Issue Date:________________________, 1999 (the "Issue Date")

Principal Amount: U.S.$________________________________(the "Principal Amount")

      FOR VALUE RECEIVED, MERCANTILE FACTORING & CREDIT CORP., a Nevada corporation (the "Company"), promises to pay to WORLDNET CONNECTION, INC. or its assigns (the "Holder"), the Principal Amount in lawful money of the United States of America together with interest in the amounts and at the times set out below:

            (i) on the first (1st) business day following the fifth anniversary of the Issue Date ("Anniversary Date") or on such earlier date as the Principal Amount hereof may become due in accordance with the provisions and subject to the conditions contained herein; and

            (ii) to pay interest on the Principal Amount hereof at rate of eight percent (8%) per annum ("Interest Rate"), compounded annually, from the Issue Date up to the first (1st) business day following the Anniversary Date or on such earlier date as the Principal Amount hereof may become due in accordance with the provisions and subject to the conditions contained herein.

      The Company will pay or cause to be paid to the Holder all sums becoming due as principal of and premium, if any, and interest (including interest on amounts in default) on this

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Note, at the address set forth on the books of the Company (or at such other place as the Holder may designate for such purpose from time to time by written notice to the Company), without presentation of this Note or making any notation thereon. Such payments shall be made either by cheque or bank draft or other means acceptable to Holder payable at par in Nevada, at the office of the Holder, located at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, or at such other place as shall be designated in writing for such purpose.

      At any time after the date hereof, the Company shall have the right, at its entire discretion, to redeem all or any of the Note prior the Anniversary Date at a redemption price equivalent to the Principal Amount plus accrued and unpaid interest to the date specified for redemption.

      At any time after the close of business on the last business day of August 1999 (the "Conversion Date"), the principal amount of this Note is convertible, in whole, into fully paid and non-assessable common shares of the Company's $.001 par value common stock (the "Company Shares"), at a conversion rate of sixty (60) Company Shares for each one hundred dollars ($100.00) in principal, in the manner specified herein and subject to adjustment as set forth below. Should this Note be converted as provided for herein, no interest shall accrue or be payable in respect of the Principal Amount of this Note. Conversion of this Note shall be determined as follows:

      (i) divide the Principal Amount by one hundred (100) and then,

      (ii) multiply the quotient by sixty (60), the product of which is the amount of Company Shares to be issued to the Holder.

      In the event that this Note is converted as specified herein, the Holder shall surrender this Note to the Company at its principal office, or its registered office, together with the conversion form attached hereto, duly executed by the Holder in form and executed in a manner satisfactory to the Company. Thereupon the Holder shall be entitled to be entered into the books of the Company, on the Conversion Date, as the holder of the number of Company Shares into which the Principal Amount of this Note is converted into in accordance with the provisions hereof and, as soon as practicable thereafter, the Company shall deliver to the Holder the certificates for such Company Shares. The Company Shares received by the Holder as a result of the conversion of this Note shall qualify to receive dividends declared in favour of shareholders of record on and after the Conversion Date and from such date such Company Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Company Shares. The Company shall not be required to issue fractional Company Shares upon the conversion of this Note pursuant hereto. The Company covenants with the Holder that it will at all times reserve and keep available out of its authorized Company Shares, solely for the purpose of issue upon conversion of this Note as provided herein. The Company covenants with the Holder that all Company Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

      The price at which this Note is convertible and the number of Company
Shares

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deliverable upon the conversion of the Note will be subject to adjustment in the events and in the manner following:

(1) If and whenever at any time prior to the Conversion Date, the Company:

      (i) subdivides or redivides the outstanding Company Shares into a greater number of Company Shares;

      (ii) reduces, combines or consolidates the outstanding Company Shares into a smaller number of Company Shares; or

      (iii) issues Company Shares or securities exchangeable for or convertible into Company Shares to the holders of all or substantially all of the outstanding Company Shares by way of a stock dividend (other than the issue of Company Shares to holders of Company Shares pursuant to their exercise of options or other entitlement to receive dividends in the form of Company Shares in lieu of dividends paid in the ordinary course on the Company Shares),

      (any of such events being called a "Share Reorganization") the number of Company Shares to be issued will be adjusted by multiplying such number by a fraction, the denominator of which is the number of Company Shares outstanding on such date before giving effect to such Share Reorganization and the numerator of which is the total number of Company Shares outstanding immediately after the effective date, in the case of subsections (i) and (ii) above and the record date in the case of subsection (iii), including in the case where securities exchangeable for or convertible into Company Shares are distributed, the number of Company Shares that would have been outstanding had such securities been exchanged for or converted into Company Shares on such record or effective date. Such adjustment will be made successively whenever any event referred to in this subsection (1) occurs.

(2) If and whenever at any time prior to the Conversion Date there is a reclassification or change of outstanding Company Shares, other than a subdivision or consolidation described above, or a consolidation, merger, reorganization or amalgamation of the Company with or into another body corporate, or a sale of all or substantially all of the assets of the Company followed immediately by a liquidation or winding-up of the Company and distribution of its assets to its shareholders, the Holder will be entitled to receive and will accept, upon any conversion hereunder at any time after the effective date thereof, in lieu of the number of Company Shares to which it was theretofore entitled on conversion, the kind and number of Company Shares or other securities or money or other property that such Holder would have been entitled to receive as a result of such reclassification, change, consolidation, merger, reorganization, amalgamation or winding-up, if, on the effective date thereof it had been the registered holder of the number of Company Shares to which it was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions which are the same, as nearly as possible, to those contained above.

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(3)   In any case in which these provisions require an adjustment which shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder converting after such record date and before the occurrence of such event, the additional Company Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Company Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Company Shares declared in favour of holders of record of Company Shares on and after the Conversion Date or such later date as the Holder would, but for the provisions of this subsection (3) have become the holder of record of such additional Company Shares hereunder.

(4) The adjustments provided for herein are cumulative and will apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions hereof.

(5) In the event of any question arising with respect to the adjustments provided herein, such question will be conclusively determined by an accounting firm appointed by the Company and acceptable to the Holder, and the accountants from such firm will have access to all necessary records of the Company and such determination will be binding upon the Company and the Holder.

(6) At any time prior to the Conversion Date, the Company will give at least fourteen (14) days' prior written notice of any subdivision, redivision, reduction, combination, consolidation, distribution, issue or other events resulting in any adjustment under the provisions hereof and will not during the period of such notice close the transfer books for its Company Shares so as to prevent the Company Shares resulting from the conversion of this Note to be voted.

(7) If any of the events referred to in subsections (1) or (2) hereof occurs, the Company will promptly file with the Holder a certificate of the Company, setting forth a brief statement of the facts and the consequent adjustment required to be made by the provisions of this Note with respect to conversion of this Note.

      This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder of this Note. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the Holder.

      Upon reasonable request by the Holder and without expense to the Holder, the Company will exchange the Note held by the Holder for other Notes of different denominations.

      If this Note is placed in the hands of an attorney for collection, or is collected through

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court proceedings, or through other legal proceedings, the Company promises to pay an additional reasonable amount as attorneys' fees.

      The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      No delay or failure on the part of the Holder hereof to exercise any power or right shall operate as a waiver hereof, and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise thereof; and no right or remedy of the Holder hereof shall be deemed abridged or modified by any source of conduct, and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject the Holder hereof to any liability.

      Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

      (a) default occurring in the payment of interest on this Note when the same shall become due and such default continues for more than fifteen (15) days; or

      (b) default occurring in any payment of principal of this Note at the expressed or any accelerated maturity date or at any date fixed for prepayment and such default continues for more than fifteen (15) days; or

      (c) default is made in the payment of the principal of or interest on any indebtedness of the Company for borrowed money as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default continues beyond the period of grace, if any, allowed with respect thereto; or

      (d) default or the happening of any event occurring under any indenture, agreement or other instrument under which the Company has borrowed money and such default or event continues for a period of time sufficient to permit the acceleration of the maturity of any indebtedness of the Company outstanding thereunder; or

      (e) if any representation or warranty made by the Company in any statement or certificate furnished by the Company to the Holder at the time of the making of this Note or at any time in respect of this Note is untrue or misleading in any material respect as of the date of the issuance or making thereof; or

      (f) default is made in the performance of any of other covenant, agreement or condition herein contained or in any other agreement to which the Holder and the Company are a party and such default shall continue for fifteen (15) days after written notice thereof to the Company by the Holder; or

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      (g)   the Company ceases or threatens to cease to carry on the business currently being carried on by it or a substantial portion thereof or makes or agrees to make an assignment, disposition or conveyance, whether by way of sale or otherwise, of its assets in bulk or an order is made for the winding-up of the Company; or

      (h) the Company becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or the Company applies for or consents to the appointment of a trustee or receiver for the Company or for any part of its property or a proposal is made by the Company or a petition is filed by or against the Company or an authorized assignment is made by the Company or an application is made under the Companies' Creditors Arrangement Act or any successor or similar legislation; or

      (i) any one or more of a trustee, receiver and manager, custodian, liquidator or other person with similar powers is appointed for the Company or for any material part of its property and is not discharged within thirty (30) days after such appointment; or

      (j) final judgment or judgments for the payment of money aggregating in excess of Ten Thousand Dollars ($10,000) is or are outstanding against the Company or against any property or assets of the Company and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty
            (30) days from the date of its entry; or

      (k) any material part of the property of the Company is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and the same is not released, bonded, satisfied, discharged or vacated within the period of ten (10) days less than such period as would permit such property or any part thereof to be sold pursuant thereto; or

      (l) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief of debtors are instituted by or against the Company and, if instituted against the Company, are consented to or are not dismissed or stayed pending the resolution of the matters in dispute within sixty (60) days after such institution; or

      (m) the Company takes any corporate proceedings for its dissolution or liquidation or amalgamation with another company or if the corporate existence of the Company shall be terminated by expiration, forfeiture or otherwise.

      When any Event of Default has occurred, or if the holder of any note or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company shall give written notice within five (5) business days of such event to the Holder.

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      When any Event of Default described in subsections (a) through (j)
inclusive has happened and is continuing, the Holder may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on this Note to be and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in subsection (k) has occurred, then this Note shall immediately become due and payable without presentment, demand or notice of any kind.

      All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, by overnight mail or mailed by first class certified or registered mail, return receipt requested, posted prepaid, as follows:

      Company:    Mercantile Factoring & Credit Corp..
                  1250 Boul. Rene-Levesque Ouest,
                  Bureau 2925
                  Montreal, Quebec H3B 4W8
                  Attention: Mr. Dominique M. Bellemare, President Facsimile No.: (514) 937-1994

      Holder:     Worldnet Connections, Inc.
                  1495 Ridgeview Drive, Suite 220
                  Reno, Nevada 89509
                  Attention: Rita S. Dickson, Secretary and Treasurer Facsimile No.: (775) 827-6311

(or at such other address as may have been furnished in writing by either party to the other), and such notices, requests, consents or other communications shall be deemed to have been received when delivered, on the business day after the date of the facsimile (with receipt confirmed), on the fifth day after being mailed by overnight mail or on the third day after being mailed by first class certified or registered mail, as the case may be.

      For all purposes, "Holder" shall include the Holder's successors, assigns or other nominees or attorneys duly appointed by instrument in writing.

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            IN WITNESS WHEREOF the Company has executed and delivered this Note on the date first set out above.


                                    MERCANTILE FACTORING & CREDIT CORP.


                                    by: _________________________________
                                          Name
                                          Title


                                    by: _________________________________
                                          Name
                                          Title
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                                 CONVERSION FORM

TO:

      The undersigned registered holder of the Note to which this Conversion Form is attached hereby irrevocably elects to convert such Note into $.001 par value common stock of Mercantile Factoring & Credit Corp. (the "Company Shares") in accordance with the terms of such Note and directs that the Company Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If Company Shares are to be issued in the name of a person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:


                                          (Signature of Registered Holder)


(Print name in which Company Shares issued on conversion are to be issued, delivered and registered)

Name


(Address)                                 (City, Province, and Postal Code)


Name of guarantor:

Authorized signature: